© 2023 SEI 1 Company/Media Contact: Leslie Wojcik SEI +1 610-676-4191 lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Declares Dividend of $0.43 per Share OAKS, Pa., May 31, 2023 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on May 31, 2023 declared a regular semi-annual dividend of $0.43 (forty-three cents) per share. The cash dividend will be payable to shareholders of record on June 12, 2023, with a payment date of June 21, 2023. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change and help protect assets—for growth today and in the future. As of March 31, 2023, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com. ### Press Release.